Exhibit 99.1

Contact:
Matt Eichmann
740-549-6067
matt.eichmann@greif.com
Greif Reports Second Quarter 2019 Results
DELAWARE, Ohio (June 5, 2019) – Greif, Inc. (NYSE: GEF, GEF.B), a world leader in industrial packaging products and services, today announced second quarter 2019 results.
Second Quarter Highlights include (all results compared to the second quarter of 2018 unless otherwise noted):

•	Net sales increased by $245.0 million to $1,213.3 million.

•	Gross profit increased by $53.4 million to $248.7 million.

•
Net income of $13.6 million or $0.23 per diluted Class A share decreased compared to net income of $45.1 million or $0.77 per diluted Class A share. Net income, excluding the impact of adjustments(1), of $47.6 million or $0.81 per diluted Class A share increased compared to net income, excluding the impact of adjustments, of $44.7 million or $0.76 per diluted Class A share. Adjusted EBITDA(2) increased by $38.7 million to $162.0 million.

•	Net cash provided by operating activities increased by $4.0 million to $62.2 million. Adjusted Free Cash Flow(3) increased by $16.2 million to $46.1 million.

•
Completed the acquisition of Caraustar Industries, Inc. ("Caraustar"), on February 11, 2019 and included the results of Caraustar in the Company’s financial results under the Paper Packaging & Services segment since that date.

•
Identified $15.0 million of new estimated run-rate synergies related to the Caraustar acquisition. The company now estimates that it will be able to achieve at least $60.0 million of run rate synergies over the 36 months from deal close.

"Greif produced solid financial results in fiscal second quarter 2019 despite the continuation of trade-related market softness in parts of our global Rigid Packaging segment and a more challenging demand environment in our Paper Packaging segment in the U.S.," said Pete Watson, Greif's President and Chief Executive Officer. "Second quarter Adjusted EBITDA rose by roughly 31.0 percent versus the prior year quarter, while Class A earnings per share, excluding the impact of adjustments, increased by more than 6.5 percent.”
“We completed the Caraustar acquisition during the quarter and are currently integrating these operations in a disciplined manner. I am pleased with the energy and pace of the integration, but I am most impressed with how well our teams have come together. Through their collective efforts, the combined team has uncovered a variety of operational enhancements and new synergies not previously identified during the due diligence process."
“We have revised our fiscal 2019 guidance slightly higher, despite expected continuation of market demand challenges for the remainder of the fiscal year. Looking beyond 2019, the long term fundamentals for our business remain favorable as we integrate Caraustar into our business and advance ongoing value optimization activities in our global portfolio. Our team remains focused on delivering exceptional value for our shareholders and customers."

(1)
A summary of all adjustments that are excluded from net income before adjustments and from earnings per diluted Class A share before adjustments are set forth in the Selected Financial Highlights table following the Company Outlook in this release.

(2)
Adjusted EBITDA is defined as net income, plus interest expense, net, including debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition-related costs, plus non-cash impairment charges, plus non-cash pension settlement charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net.

(3)
Adjusted free cash flow is defined as net cash provided by operating activities, plus cash paid for acquisition-related costs, plus cash paid for debt issuance costs, less cash paid for purchases of properties, plants and equipment.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement and should be read together with our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Customer Service
The Company's consolidated CSI(4) score improved by roughly four percent versus the prior year quarter and finished above 90.0 for the first time. Greif's objective is that each business segment delivers a CSI score of 95.0 or better. The Paper Packaging & Services segment is currently above that threshold at 96.7 and the Flexible Products & Services segment is close with a CSI score of 92.1. CSI for the Rigid Industrial Packaging & Services segment remained roughly flat to the prior year quarter at 90.1. We anticipate incorporating Caraustar's CSI into the Paper Packaging & Services segment reporting during the fiscal third quarter. The Company's focus on CSI adds discipline to the business, improves business insights, strengthens customer relationships and fosters a better understanding of their unique needs. Additionally, we recently completed our eighth NPS(5) survey and achieved a best ever score of 57, which is slightly above our aspirational goal of 55 which is in line with top performers in the manufacturing space. This latest survey result is approximately 43 percent better than the baseline survey score conducted in the fourth quarter of 2015 and highlights customer service improvement across all segments of the business. We believe the true value of NPS is the customer interactions that accompany each survey which result in additional enhancements for our customers and better strategic insight into their business needs.
Segment Results (all results compared to the second quarter of 2018 unless otherwise noted)
Net sales are impacted mainly by the volume of primary products(6) sold, selling prices, product mix and the impact of changes in foreign currencies against the U.S. Dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the second quarter of 2019 as compared to the prior year quarter for the business segments with manufacturing operations. Net sales from Caraustar’s primary products are not included in the table below, but will be included in the Paper Packaging & Services segment starting in the second quarter of Fiscal 2020:

Net Sales Impact - Primary Products	Rigid Industrial Packaging & Services	Paper Packaging & Services	Flexible Products & Services
	%	%	%
Currency Translation	(6.1)%	—	(7.4)%
Volume	(2.5)%	(8.8)%	(0.6)%
Selling Prices and Product Mix	3.9%	4.7%	2.1%
Total Impact of Primary Products	(4.7)%	(4.1)%	(5.9)%

Rigid Industrial Packaging & Services
Net sales decreased by $31.1 million to $631.6 million. Net sales excluding foreign currency translation increased by $2.3 million due primarily to a 3.9 percent increase in selling prices on our primary products as a result of strategic pricing decisions, partially offset by continued softness in Western/Central Europe, APAC and the U.S. Gulf Coast.
Gross profit decreased by $3.9 million to $121.0 million. The decrease in gross profit was primarily due to the same factors that impacted net sales.
Operating profit decreased by $0.2 million to $47.0 million. Adjusted EBITDA decreased by $2.7 million to $68.9 million due to the same factors that impacted net sales, partially offset by a reduction in segment SG&A expense.
Paper Packaging & Services
Net sales increased by $283.7 million to $497.6 million. The increase in sales was primarily due to $293.3 million of contribution from the acquired Caraustar operations, partially offset by the impact of approximately 27,000 tons of economic downtime taken across the Company’s containerboard operations during the quarter.
Gross profit increased by $58.4 million to $108.3 million. The increase in gross profit was primarily due to $56.3 million of contribution from the acquired Caraustar operations, as well as more favorable price/cost mix. Gross profit was impacted by a one-time $9.0 million acquisition inventory step-up charge that was approximately $2.0 million higher than initially contemplated in post-acquisition guidance.
Operating profit decreased by $2.8 million to $30.2 million. Adjusted EBITDA increased by $41.0 million to $82.1 million primarily due to $34.9 million of contribution from the acquired Caraustar operations.

Flexible Products & Services
Net sales decreased by $7.1 million to $77.0 million. Net sales excluding foreign currency translation decreased by $0.8 million due to market softness in parts of Europe.
Gross profit decreased by $1.0 million to $16.6 million primarily due to lower sales, partially offset by lower labor and manufacturing costs across the network.
Operating profit increased by $6.2 million to $11.2 million primarily due to a $5.1 million gain on disposal of properties, plants and equipment. Adjusted EBITDA increased by $0.3 million to $7.7 million. The improvement in Adjusted EBITDA was primarily due to a reduction in segment SG&A expense, partially offset by lower gross profit.
Land Management
Net sales decreased by $0.5 million to $7.1 million.
Operating profit decreased by $0.3 million to $2.2 million. Adjusted EBITDA increased by $0.1 million to $3.3 million.
Tax Summary
During the second quarter, the Company recorded an income tax rate of 35.4 percent and a tax rate excluding the impact of adjustments of 27.4 percent. As previously disclosed, the application of FIN 18 may cause fluctuations in our quarterly effective tax rates. For Fiscal 2019, the Company expects its tax rate to range between 29-33 percent and its tax rate excluding adjustments to range between 28-32 percent.
Dividend Summary
On June 4, 2019, the Board of Directors declared quarterly cash dividends of $0.44 per share of Class A Common Stock and $0.66 per share of Class B Common Stock. Dividends are payable on July 1, 2019, to stockholders of record at the close of business on June 18, 2019.
Investor Day 2019
Investor Day 2019 will be held on Wednesday, June 26, 2019, at the Sofitel Hotel in New York City. Registration and breakfast will commence at 8:00 a.m. ET and the event will commence at 8:30 a.m. ET. Greif's President and Chief Executive Officer Pete Watson, Chief Financial Officer Larry Hilsheimer and various other senior operational leaders will provide an overview of Greif; discuss ongoing business performance and strategy; review the recently announced Caraustar acquisition; and review new long term financial commitments. There will be several question and answer sessions and webcast details for the event will be published in mid-June 2019.
Company Outlook

(in millions, except per share amounts)	Fiscal 2019 Outlook Reported at Q1	Fiscal 2019 Outlook Reported at Q2
Class A earnings per share before special items	$3.60 - $4.00	$3.70 - $4.00
Adjusted Free Cash Flow	$215 - $245	$230 - $250
Note: 2019 Class A earnings per share and tax rate guidance on a GAAP basis are not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: gains or losses on the disposal of businesses, timberland or properties, plants and equipment, net; non-cash asset impairment charges due to unanticipated changes in the business; restructuring-related activities; non-cash pension settlement charges; or acquisition costs, and the income tax effects of these items and other income tax-related events. No reconciliation of the fiscal year 2019 Class A earnings per share before adjustments guidance or tax rate excluding the impact of adjustments guidance, both non-GAAP financial measures which exclude gains and losses on the disposal of businesses, timberland and properties, plants and equipment, non-cash pension settlement charges, acquisition costs, restructuring and impairment charges, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts. A reconciliation of 2019 adjusted free cash flow guidance to forecasted net cash provided by operating activities, the most directly comparable GAAP financial measure, is included in this release.

(4)	Customer satisfaction index (CSI) tracks a variety of internal metrics designed to enhance the customer experience in dealing with Greif.

(5)
Net Promoter Score (NPS) is derived from a survey conducted by a third party that measures how likely a customer is to recommend Greif as a business partner. NPS scores are calculated by subtracting the percentage of detractors a business has from the percentage of its promoters.

(6)
Primary products are manufactured steel, plastic and fibre drums; intermediate bulk containers; linerboard, medium, corrugated sheets and corrugated containers; and 1&2 loop and 4 loop flexible intermediate bulk containers.

GREIF, INC. AND SUBSIDIARY COMPANIES
SELECTED FINANCIAL HIGHLIGHTS
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions, except for per share amounts)	2019	2018	2019	2018
Selected Financial Highlights
Net sales	$1,213.3	$968.3	$2,110.3	$1,874.0
Gross profit	248.7	195.3	421.5	367.0
Gross profit margin	20.5%	20.2%	20.0%	19.6%
Operating profit	90.6	87.7	157.8	153.2
EBITDA(7)	143.9	118.4	242.7	207.9
Adjusted EBITDA(8)	162.0	123.3	268.3	215.4
Net cash provided by operating activities	62.2	58.2	52.6	4.5
Adjusted Free cash flow(9)	46.1	29.9	10.5	(51.6)
Net income attributable to Greif, Inc.	13.6	45.1	43.3	101.6
Diluted Class A earnings per share attributable to Greif, Inc.	$0.23	$0.77	$0.74	$1.73
Adjusted Diluted Class A earnings per share attributable to Greif, Inc.	$0.81	$0.76	$1.46	$1.25
Adjustments
Restructuring charges	$7.5	$6.0	$11.2	$10.1
Acquisition-related costs	13.8	—	16.4	0.2
Debt extinguishment charges	21.9	—	21.9	—
Non-cash asset impairment charges	—	0.4	2.1	3.3
Gain on disposal of properties, plants and equipment and businesses, net	(3.2)	(1.5)	(4.1)	(6.1)
Tax net expense (benefit) resulting from the Tax Reform Act	—	(4.3)	—	(33.4)
Total Adjustments	$40.0	$0.6	$47.5	$(25.9)

	April 30, 2019	October 31, 2018	April 30, 2018	October 31, 2017
Operating working capital(10)	$652.5	$342.4	$420.6	$327.3

(7)EBITDA is defined as net income, plus interest expense, net, including debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization.
(8)Adjusted EBITDA is defined as net income, plus interest expense, net, including debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition-related costs, plus non-cash impairment charges, plus non-cash pension settlement charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net.
(9)Adjusted free cash flow is defined as net cash provided by operating activities, plus cash paid for acquisition-related costs, plus cash paid for debt issuance costs, less cash paid for purchases of properties, plants and equipment.
(10)Operating working capital is defined as trade accounts receivable plus inventories less accounts payable.

Conference Call
The Company will host a conference call to discuss the second quarter of 2019 results on June 6, 2019, at 8:30 a.m. Eastern Time (ET). To participate, domestic callers should call 833-231-8265. The Greif ID is 1585685. The number for international callers is +1-647-689-4110. Phone lines will open at 8:00 a.m. ET. The conference call will also be available through a live webcast, including slides, which can be accessed at http://investor.greif.com by clicking on the Events and Presentations tab and searching under the events calendar. A replay of the conference call will be available on the Company’s website approximately two hours following the call.

About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision: in industrial packaging, be the best performing customer service company in the world. The Company produces steel, plastic and fibre drums, intermediate bulk containers, reconditioned containers, flexible products, containerboard, uncoated recycled paperboard, coated recycled paperboard, tubes and cores and a diverse mix of specialty products. The Company also manufactures packaging accessories and provides filling, packaging and other services for a wide range of industries. Greif also manages timber properties in the southeastern United States. The Company is strategically positioned in over 40 countries to serve global as well as regional customers. Additional information is on the Company's website at www.greif.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018. The Company undertakes no obligation to update or revise any forward-looking statements.
Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) we may not successfully implement our business strategies, including achieving our transformation and growth objectives, (iii) our operations subject us to currency exchange and political risks that could adversely affect our results of operations, (iv) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (v) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (vi) we operate in highly competitive industries, (vii) our business is sensitive to changes in industry demands, (viii) raw material and energy price fluctuations and shortages may adversely impact our manufacturing operations and costs, (ix) changes in U.S. trade policies could impact the cost of imported goods into the U.S., which may materially impact or revenues or increase our operating costs, (x) the results of the United Kingdom’s referendum on withdrawal from the European Union may have a negative effect on global economic conditions, financial markets and our business, (xi) geopolitical conditions, including direct or indirect acts of war or terrorism, could have a material adverse effect on our operations and financial results, (xii) we may encounter difficulties arising from acquisitions, including the inability to realize projected synergies (xiii) in connection with acquisitions or divestitures, we may become subject to liabilities (xiv) we may incur additional restructuring costs and there is no guarantee that our efforts to reduce costs will be successful, (xv) we could be subject to changes our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, (xvi) full realization of our deferred tax assets may be affected by a number of factors, (xvii) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xviii) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xix) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xx) our business may be adversely impacted by work stoppages and other labor relations matters, (xxi) we may not successfully identify illegal immigrants in our workforce, (xxii) our pension and postretirement plans are underfunded and will require future cash contributions and our required future cash contributions could be higher than we expect, each of which could have a material adverse effect on our financial condition and liquidity, (xxiii) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage, (xxiv) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xxv) a security breach of customer, employee, supplier or Company information may have a material adverse effect on our business, financial condition and results of operations, (xxvi) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xxvii) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xxviii) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws, (xxix) changing climate, climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxx) the frequency and volume of our timber and timberland sales will impact our financial performance, (xxxi) changes in U.S. generally accepted accounting principles (U.S. GAAP) and SEC rules and regulations could materially impact our reported results, (xxxii) if the Company fails to maintain an effective system of internal control, the Company may not be able to accurately report financial results or prevent fraud, and (xxxiii) the Company has a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations. The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission. All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions, except per share amounts)	2019	2018	2019	2018
Net sales	$1,213.3	$968.3	$2,110.3	$1,874.0
Cost of products sold	964.6	773.0	1,688.8	1,507.0
Gross profit	248.7	195.3	421.5	367.0
Selling, general and administrative expenses	140.0	102.7	238.1	206.3
Restructuring charges	7.5	6.0	11.2	10.1
Acquisition-related costs	13.8	—	16.4	0.2
Non-cash asset impairment charges	—	0.4	2.1	3.3
Gain on disposal of properties, plants and equipment, net	(4.9)	(1.5)	(5.8)	(6.1)
Loss on disposal of businesses, net	1.7	—	1.7	—
Operating profit	90.6	87.7	157.8	153.2
Interest expense, net	33.9	13.0	45.6	26.3
Debt extinguishment charges	21.9	—	21.9	—
Other expense, net	2.3	2.5	2.1	10.2
Income before income tax expense and equity earnings of unconsolidated affiliates, net	32.5	72.2	88.2	116.7
Income tax expense	11.5	21.1	31.5	5.5
Equity earnings of unconsolidated affiliates, net of tax	(0.1)	(0.8)	(0.2)	(0.8)
Net income	21.1	51.9	56.9	112.0
Net income attributable to noncontrolling interests	(7.5)	(6.8)	(13.6)	(10.4)
Net income attributable to Greif, Inc.	$13.6	$45.1	$43.3	$101.6
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$0.23	$0.77	$0.74	$1.73
Class B common stock	$0.34	$1.14	$1.09	$2.58
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$0.23	$0.77	$0.74	$1.73
Class B common stock	$0.34	$1.14	$1.09	$2.58
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.3	25.9	26.1	25.9
Class B common stock	22.0	22.0	22.0	22.0
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.3	25.9	26.1	25.9
Class B common stock	22.0	22.0	22.0	22.0

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	April 30, 2019	October 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$89.8	$94.2
Trade accounts receivable	704.8	456.7
Inventories	421.5	289.5
Other current assets	137.0	136.3
	1,353.1	976.7
LONG-TERM ASSETS
Goodwill	1,522.6	776.0
Intangible assets	778.8	80.6
Assets held by special purpose entities	50.9	50.9
Other long-term assets	119.6	118.7
	2,471.9	1,026.2
PROPERTIES, PLANTS AND EQUIPMENT	1,685.4	1,191.9
	$5,510.4	$3,194.8
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$473.8	$403.8
Short-term borrowings	6.9	7.3
Current portion of long-term debt	83.8	18.8
Other current liabilities	244.9	240.3
	809.4	670.2
LONG-TERM LIABILITIES
Long-term debt	2,851.8	884.1
Liabilities held by special purpose entities	43.3	43.3
Other long-term liabilities	645.2	407.5
	3,540.3	1,334.9
REDEEMABLE NONCONTROLLING INTERESTS	24.3	35.5
EQUITY
Total Greif, Inc. equity	1,086.6	1,107.8
Noncontrolling interests	49.8	46.4
	1,136.4	1,154.2
	$5,510.4	$3,194.8

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2019	2018	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21.1	$51.9	$56.9	$112.0
Depreciation, depletion and amortization	55.5	32.4	86.8	64.1
Asset impairments	—	0.4	2.1	3.3
Other non-cash adjustments to net income	6.7	(5.5)	4.3	(37.2)
Operating working capital changes	2.5	(19.9)	(43.0)	(85.2)
Deferred purchase price on sold receivables	—	(1.9)	(6.9)	(24.8)
Increase (decrease) in cash from changes in other assets and liabilities	(23.6)	0.8	(47.6)	(27.7)
Net cash provided by operating activities	62.2	58.2	52.6	4.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of companies, net of cash acquired	(1,828.4)	—	(1,828.4)	—
Purchases of properties, plants and equipment	(37.6)	(28.3)	(63.6)	(56.3)
Purchases of and investments in timber properties	(1.4)	(2.3)	(2.3)	(4.9)
Proceeds from the sale of properties, plants and equipment, businesses, timberland and other assets	8.7	2.5	11.0	9.9
Proceeds on insurance recoveries	—	—	0.2	—
Net cash used in investing activities	(1,858.7)	(28.1)	(1,883.1)	(51.3)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments on) debt, net	1,880.3	15.5	1,941.3	64.9
Dividends paid to Greif, Inc. shareholders	(26.1)	(24.8)	(51.8)	(49.3)
Payments for extinguishment and issuance of debt	(44.1)	—	(44.1)	—
Other	(6.3)	(3.0)	(18.6)	(3.4)
Net cash provided by (used for) financing activities	1,803.8	(12.3)	1,826.8	12.2
Reclassification of cash to assets held for sale	0.4	—	—	—
Effects of exchange rates on cash	(2.4)	(3.9)	(0.7)	0.5
Net increase (decrease) in cash and cash equivalents	5.3	13.9	(4.4)	(34.1)
Cash and cash equivalents, beginning of period	84.5	94.3	94.2	142.3
Cash and cash equivalents, end of period	$89.8	$108.2	$89.8	$108.2

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2019	2018	2019	2018
Net sales:
Rigid Industrial Packaging & Services	$631.6	$662.7	$1,229.5	$1,278.1
Paper Packaging & Services	497.6	213.9	714.9	417.7
Flexible Products & Services	77.0	84.1	152.1	164.1
Land Management	7.1	7.6	13.8	14.1
Total net sales	$1,213.3	$968.3	$2,110.3	$1,874.0
Gross profit:
Rigid Industrial Packaging & Services	$121.0	$124.9	$219.6	$235.3
Paper Packaging & Services	108.3	49.9	162.2	93.2
Flexible Products & Services	16.6	17.6	34.0	32.8
Land Management	2.8	2.9	5.7	5.7
Total gross profit	$248.7	$195.3	$421.5	$367.0
Operating profit:
Rigid Industrial Packaging & Services	$47.0	$47.2	$70.3	$78.4
Paper Packaging & Services	30.2	33.0	65.5	60.9
Flexible Products & Services	11.2	5.0	17.2	8.2
Land Management	2.2	2.5	4.8	5.7
Total operating profit	$90.6	$87.7	$157.8	$153.2
EBITDA(11):
Rigid Industrial Packaging & Services	$62.5	$66.3	$105.7	$110.8
Paper Packaging & Services	65.4	41.1	109.4	77.1
Flexible Products & Services	12.8	7.4	20.7	12.2
Land Management	3.2	3.6	6.9	7.8
Total EBITDA	$143.9	$118.4	$242.7	$207.9
Adjusted EBITDA(12):
Rigid Industrial Packaging & Services	$68.9	$71.6	$117.6	$119.6
Paper Packaging & Services	82.1	41.1	128.6	77.1
Flexible Products & Services	7.7	7.4	15.6	12.5
Land Management	3.3	3.2	6.5	6.2
Total Adjusted EBITDA	$162.0	$123.3	$268.3	$215.4

(11)EBITDA is defined as net income, plus interest expense, net, including debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.
(12)Adjusted EBITDA is defined as net income, plus interest expense, net, including debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition-related costs, plus non-cash impairment charges, plus non-cash pension settlement charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net.

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY GEOGRAPHIC REGION
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2019	2018	2019	2018
Net sales:
United States	$740.2	$463.5	$1,197.8	$896.2
Europe, Middle East and Africa	344.4	370.7	655.6	702.0
Asia Pacific and other Americas	128.7	134.1	256.9	275.8
Total net sales	$1,213.3	$968.3	$2,110.3	$1,874.0
Gross profit:
United States	$159.3	$106.8	$260.1	$198.3
Europe, Middle East and Africa	68.4	70.8	122.7	128.8
Asia Pacific and other Americas	21.0	17.7	38.7	39.9
Total gross profit	$248.7	$195.3	$421.5	$367.0

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED ADJUSTED EBITDA(13)
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2019	2018	2019	2018
Net income	$21.1	$51.9	$56.9	$112.0
Plus: Interest expense, net	33.9	13.0	45.6	26.3
Plus: Debt extinguishment charges	21.9	—	21.9	—
Plus: Income tax expense	11.5	21.1	31.5	5.5
Plus: Depreciation, depletion and amortization expense	55.5	32.4	86.8	64.1
EBITDA	$143.9	$118.4	$242.7	$207.9
Net income	$21.1	$51.9	$56.9	$112.0
Plus: Interest expense, net	33.9	13.0	45.6	26.3
Plus: Debt extinguishment charges	21.9	—	21.9	—
Plus: Income tax expense	11.5	21.1	31.5	5.5
Plus: Other expense, net	2.3	2.5	2.1	10.2
Plus: Equity earnings of unconsolidated affiliates, net of tax	(0.1)	(0.8)	(0.2)	(0.8)
Operating profit	$90.6	$87.7	$157.8	$153.2
Less: Other expense, net	2.3	2.5	2.1	10.2
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.1)	(0.8)	(0.2)	(0.8)
Plus: Depreciation, depletion and amortization expense	55.5	32.4	86.8	64.1
EBITDA	$143.9	$118.4	$242.7	$207.9
Plus: Restructuring charges	7.5	6.0	11.2	10.1
Plus: Acquisition-related costs	13.8	—	16.4	0.2
Plus: Non-cash asset impairment charges	—	0.4	2.1	3.3
Less: Gain on disposal of properties, plants, equipment, and businesses, net	(3.2)	(1.5)	(4.1)	(6.1)
Adjusted EBITDA	$162.0	$123.3	$268.3	$215.4

(13) Adjusted EBITDA is defined as net income, plus interest expense, net, including debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition-related costs, plus non-cash impairment charges, plus non-cash pension settlement charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT ADJUSTED EBITDA(14)
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2019	2018	2019	2018
Rigid Industrial Packaging & Services
Operating profit	47.0	47.2	70.3	78.4
Less: Other expense, net	3.3	2.8	3.2	10.1
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.1)	(0.8)	(0.2)	(0.8)
Plus: Depreciation and amortization expense	18.7	21.1	38.4	41.7
EBITDA	$62.5	$66.3	$105.7	$110.8
Plus: Restructuring charges	4.4	6.0	8.0	9.8
Plus: Acquisition-related costs	0.2	—	0.3	0.2
Plus: Non-cash asset impairment charges	—	0.4	2.1	3.3
Less: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	1.8	(1.1)	1.5	(4.5)
Adjusted EBITDA	$68.9	$71.6	$117.6	$119.6
Paper Packaging & Services
Operating profit	30.2	33.0	65.5	60.9
Less: Other (income) expense, net	(1.0)	0.3	(0.9)	0.5
Plus: Depreciation and amortization expense	34.2	8.4	43.0	16.7
EBITDA	$65.4	$41.1	$109.4	$77.1
Plus: Restructuring charges	3.0	—	3.1	—
Plus: Acquisition-related costs	13.6	—	16.1	—
Less: (Gain) loss on disposal of properties, plants, equipment, net	0.1	—	—	—
Adjusted EBITDA	$82.1	$41.1	$128.6	$77.1
Flexible Products & Services
Operating profit	11.2	5.0	17.2	8.2
Less: Other (income) expense, net	—	(0.6)	(0.2)	(0.4)
Plus: Depreciation and amortization expense	1.6	1.8	3.3	3.6
EBITDA	$12.8	$7.4	$20.7	$12.2
Plus: Restructuring charges	—	—	—	0.3
Less: (Gain) loss on disposal of properties, plants, equipment and businesses, net	(5.1)	—	(5.1)	—
Adjusted EBITDA	$7.7	$7.4	$15.6	$12.5
Land Management
Operating profit	2.2	2.5	4.8	5.7
Plus: Depreciation, depletion and amortization expense	1.0	1.1	2.1	2.1
EBITDA	$3.2	$3.6	$6.9	$7.8
Plus: Restructuring charges	0.1	—	0.1	—
Less: (Gain) loss on disposal of properties, plants, equipment, net	—	(0.4)	(0.5)	(1.6)
Adjusted EBITDA	$3.3	$3.2	$6.5	$6.2
Consolidated EBITDA	$143.9	$118.4	$242.7	$207.9
Consolidated Adjusted EBITDA	$162.0	$123.3	$268.3	$215.4

(14) Adjusted EBITDA is defined as net income, plus interest expense, net, including debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition-related costs, plus non-cash impairment charges, plus non-cash pension settlement charges, less (gain) loss on disposal of properties, plants, equipment and businesses, net. However, because the Company does not calculate net income by segment, this table calculates Adjusted EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of Consolidated Adjusted EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED FREE CASH FLOW(15)
UNAUDITED

	Three months ended April 30,		Six months ended April 30,
(in millions)	2019	2018	2019	2018
Net cash provided by operating activities	$62.2	$58.2	$52.6	$4.5
Cash paid for purchases of properties, plants and equipment	(37.6)	(28.3)	(63.6)	(56.3)
Free cash flow	$24.6	$29.9	$(11.0)	$(51.8)
Cash paid for acquisition-related costs	16.4	—	16.4	0.2
Cash paid for debt issuance costs(16)	5.1	—	5.1	—
Adjusted free cash flow	$46.1	$29.9	$10.5	$(51.6)
(15)Adjusted free cash flow is defined as net cash provided by operating activities, plus cash paid for acquisition-related costs, plus cash paid for debt issuance costs, less cash paid for purchases of properties, plants and equipment.
(16)Cash paid for debt issuance costs is defined as cash payments for debt issuance related expenses included within net cash used in operating activities.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE AND TAX RATE BEFORE ADJUSTMENTS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax (Benefit) Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Non-Controlling Interest	Net Income Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Three months ended April 30, 2019	$32.5	$11.5	$(0.1)	$7.5	$13.6	$0.23	35.4%
Gain on disposal of properties, plants, equipment and businesses, net	(3.2)	(0.3)	—	(2.5)	(0.4)	(0.01)
Restructuring charges	7.5	2.1	—	0.1	5.3	0.10
Debt extinguishment charges	21.9	5.3	—	—	16.6	0.28
Acquisition-related costs	13.8	2.7	—	—	11.1	0.19
Tax net benefit resulting from the Tax Reform Act	—	(1.4)		—	1.4	0.02
Excluding Adjustments	$72.5	$19.9	$(0.1)	$5.1	$47.6	$0.81	27.4%

Three months ended April 30, 2018	$72.2	$21.1	$(0.8)	$6.8	$45.1	$0.77	29.2%
Gain on disposal of properties, plants, equipment and businesses, net	(1.5)	(0.4)	—	—	(1.1)	(0.02)
Restructuring charges	6.0	1.4	—	—	4.6	0.08
Non-cash asset impairment charges	0.4	—	—	—	0.4	0.01
Tax net benefit resulting from the Tax Reform Act	—	4.3	—	—	(4.3)	(0.08)
Excluding Adjustments	$77.1	$26.4	$(0.8)	$6.8	$44.7	$0.76	34.2%

Six months ended April 30, 2019	$88.2	$31.5	$(0.2)	$13.6	$43.3	$0.74	35.7%
Gain on disposal of properties, plants, equipment and businesses, net	(4.1)	(0.5)	—	(2.6)	(1.0)	(0.02)
Restructuring charges	11.2	3.0	—	0.1	8.1	0.14
Debt extinguishment charges	21.9	5.3	—	—	16.6	0.28
Acquisition-related costs	16.4	2.8	—	—	13.6	0.23
Non-cash asset impairment charges	2.1	—	—	—	2.1	0.04
Tax net benefit resulting from the Tax Reform Act	—	(3.2)	—	—	3.2	0.05
Excluding Special Items	$135.7	$38.9	$(0.2)	$11.1	$85.9	$1.46	28.7%

Six months ended April 30, 2018	$116.7	$5.5	$(0.8)	$10.4	$101.6	$1.73	4.7%
Gain on disposal of properties, plants, equipment and businesses, net	(6.1)	(0.7)	—	—	(5.4)	(0.09)
Restructuring charges	10.1	1.9	—	0.2	8.0	0.14
Acquisition-related costs	0.2	0.1	—	—	0.1	—
Non-cash asset impairment charges	3.3	0.7	—	—	2.6	0.04
Tax net benefit resulting from the Tax Reform Act	—	33.4	—	—	(33.4)	(0.57)
Excluding Special Items	$124.2	$40.9	$(0.8)	$10.6	$73.5	$1.25	32.9%

The impact of income tax expense and non-controlling interest on each adjustment is calculated based on tax rates and ownership percentages specific to each applicable entity.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET SALES TO NET SALES EXCLUDING THE IMPACT OF
CURRENCY TRANSLATION
UNAUDITED

	Three months ended April 30,
(in millions)	2019	2018	Increase in Net Sales ($)	Increase in Net Sales (%)
Consolidated
Net Sales	$1,213.3	$968.3	$245.0	25.3%
Currency Translation	39.6	N/A
Net Sales Excluding the Impact of Currency Translation	$1,252.9	$968.3	$284.6	29.4%
Rigid Industrial Packaging & Services
Net Sales	$631.6	$662.7	$(31.1)	(4.7)%
Currency Translation	33.4	N/A
Net Sales Excluding the Impact of Currency Translation	$665.0	$662.7	$2.3	0.3%
Flexible Products & Services
Net Sales	$77.0	$84.1	$(7.1)	(8.4)%
Currency Translation	6.3	N/A
Net Sales Excluding the Impact of Currency Translation	$83.3	$84.1	$(0.8)	(1.0)%

	Six months ended April 30,
(in millions)	2019	2018	Increase in Net Sales ($)	Increase in Net Sales (%)
Consolidated
Net Sales	$2,110.3	$1,874.0	$236.3	12.6%
Currency Translation	66.4	N/A
Net Sales Excluding the Impact of Currency Translation	$2,176.7	$1,874.0	$302.7	16.2%
Rigid Industrial Packaging & Services
Net Sales	$1,229.5	$1,278.1	$(48.6)	(3.8)%
Currency Translation	56.4	N/A
Net Sales Excluding the Impact of Currency Translation	$1,285.9	$1,278.1	$7.8	0.6%
Flexible Products & Services
Net Sales	$152.1	$164.1	$(12.0)	(7.3)%
Currency Translation	10.1	N/A
Net Sales Excluding the Impact of Currency Translation	$162.2	$164.1	$(1.9)	(1.2)%

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2019 GUIDANCE RECONCILIATION
ADJUSTED FREE CASH FLOW
UNAUDITED

	Fiscal 2019 Guidance Range
(in millions)	Scenario 1	Scenario 2
Net cash provided by operating activities	$349.9	$389.9
Cash paid for purchases of properties, plants and equipment	(160.0)	(180.0)
Free cash flow	$189.9	$209.9
Cash paid for acquisition-related costs	35.0	35.0
Cash paid for debt issuance costs	5.1	5.1
Adjusted free cash flow	$230.0	$250.0

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2019 KEY METRICS
UNAUDITED

(in millions)	Fiscal 2019 Outlook Reported at Q1	Fiscal 2019 Outlook Reported at Q2
Depreciation & amortization expense	$195 - $205	No change
Interest expense	$120 - $130	$115 - $120
Other expense, net	$15 - $20	No change
Net income attributable to noncontrolling interest	$18 - $22	No change
Tax rate excluding the impact of special items	28% - 32%	No change
Capital expenditures	$170 - $190	$160 - $180